SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 15, 2016

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

Evolving Systems held its Annual Meeting of Stockholders on June 15, 2016 (“Annual Meeting”) at the Company’s headquarters in Englewood, Colorado.  The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting.

Thaddeus Dupper, David J. Nicol, David S. Oros, Richard R. Ramlall, Julian D. Singer, Matthew Stecker and Thomas Thekkethala were elected to the Board of Directors. The stockholders also approved the Company’s 2016 Stock Incentive Plan, and they also ratified the Board of Directors’ appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2016.

The final voting results on these matters were as follows:

1.                          Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Vote
Thaddeus Dupper	7,221,845	66,402	3,422,633
David J. Nicol	7,258,429	29,818	3,422,633
David S. Oros	7,214,564	73,683	3,422,633
Richard R. Ramlall	5,462,592	1,825,655	3,422,633
Julian D. Singer	6.965,584	322,663	3,422,633
Matthew Stecker	7,252,629	35,618	3,422,633
Thomas Thekkethala	7,250,857	37,390	3,422,633

2.                          Approval of the Company’s 2016 Stock Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
6,368,937	871,247	48,063	3,422,633

3.                          Ratification of the selection of Friedman LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2016.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
10,685,807	17,213	7,860	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 17, 2016

Evolving Systems, Inc.

By:	/s/ DANIEL J. MOORHEAD
Daniel J. Moorhead
Chief Financial Officer